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                                                                      Exhibit 11

                                ELEK-TEK, INC.
                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
             (Dollars in thousands, except per share information)



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                                                        THREE MONTHS ENDED SEPTEMBER 30,    NINE MONTHS ENDED SEPTEMBER 30,
                                                        --------------------------------    -------------------------------
                                                             1996              1995               1996          1995
                                                        ------------------   -----------    -------------    ----------------

PRIMARY EARNINGS (LOSS) PER COMMON SHARE

Net earnings (loss)                                     $              314   $       (187)  $      (6,586)   $            977
Weighted average common shares standing                          6,300,000       6,300,000      6,300,000           6,300,000

Primary earnings (loss) per common share                $             0.05           (0.03) $       (1.05)   $           0.16
====================================================================================================================================

FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE

Net earnings (loss)                                     $              314   $        (187) $      (6,586)   $            977

Weighted average common shares outstanding                       6,300,000       6,300,000      6,300,000           6,300,000
Stock options assumed to be exercised                                    0               0              0                   0

Weighted average common shars outstanding,              ------------------   -------------  -------------    ----------------
  as adjusted                                                    6,300,000       6,300,000      6,300,000           6,300,000
                                                        ==================   =============  =============    ================
Fully diluted earnings (loss) per common share          $             0.05    $      (0.03) $       (1.05)   $           0.16

====================================================================================================================================

There were 196,500 and 306,000 stock options outstanding in 1995 and 1996 respectively, which have not been included in the earnings per share calculation because most of which were anti-dilutive.


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